                                   PARENT GUARANTY

          THIS PARENT GUARANTY (the "Parent Guaranty"), dated as of June 12, 1996, is made by Jacor Communications, Inc., an Ohio corporation (the "Parent Guarantor"), in favor of and for the benefit of Chemical Bank, as administrative agent (the "Administrative Agent") for the Agents, the Lenders and any Interest Rate Hedge Providers (each as defined in the Credit Agreement referred to hereafter). All capitalized terms used herein but not defined herein shall have the meanings attributed to such terms in the Credit Agreement.

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

          WHEREAS, JCAC, Inc. (the "Company"), the Agents and the Lenders have entered into that certain Credit Agreement, dated as of the date hereof (as modified, supplemented, amended, extended, supplanted or restated from time to time, the "Credit Agreement");

          WHEREAS, the Credit Agreement requires the Company to enter into certain Rate Hedging Agreements (as defined in the Credit Agreement) with Interest Rate Hedge Providers;

          WHEREAS, the Company is a wholly-owned direct Subsidiary of the Parent Guarantor and each expects to realize substantial direct and indirect benefits as a result of the Company entering into the Credit Agreement and the Rate Hedging Agreements; and

          WHEREAS, the execution and delivery of this Parent Guaranty is a condition precedent to the availability of credit under the Credit Agreement.

          NOW, THEREFORE, in consideration of the foregoing, to induce each Agent and each Lender and each Interest Rate Hedge Provider to enter into the Credit Agreement and Rate Hedging Agreements, respectively, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent Guarantor hereby agrees as follows:

          1. GUARANTY. The Parent Guarantor irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, upon acceleration or otherwise) of all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all other Obligations of the Company to the Lenders or to any Lender, any Agent or any Interest Rate Hedge Provider (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. Section 362(a)), and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)) now existing or hereafter incurred under, arising out of or in connection with the Loan Documents, including, without limitation, any amendments to such Loan Documents which may increase the obligations of the Parent Guarantor guaranteed hereunder (all such principal, interest, fees, obligations and liabilities being collectively referred to herein as the "Guaranteed Debt"). At any time after the occurrence and during the continuance of a Default, the Parent Guarantor shall pay to the Administrative Agent for the benefit of the Agents, the Lenders and any Interest Rate Hedge Providers on demand and in immediately available funds, the full amount of the Guaranteed Debt (including any portion thereof which is not yet due and payable). This Parent Guaranty constitutes a guaranty of payment when due and not of collection, and the Parent Guarantor specifically agrees that it shall not be necessary or required that any Agent, any Lender or any Interest Rate Hedge Provider exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of the Parent Guarantor hereunder.

          2. WAIVER. The Parent Guarantor waives notice of the acceptance of this Parent Guaranty and of the extension or continuation of the Guaranteed Debt or any part thereof. The Parent Guarantor further waives presentment, protest, notice, demand, or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require any Agent, any Lender or any Interest Rate Hedge Provider to sue the Company, any other guarantor under any Subsidiary Guaranty, or any other guarantor or other Person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

          3. CERTAIN RIGHTS OF AGENTS, LENDERS AND INTEREST RATE HEDGE PROVIDERS. The validity and enforceability of this Parent Guaranty shall not be impaired or affected by any of the following, whether occurring before or after receipt by any Agent, any Lender or any Interest Rate Hedge Provider of any notice of termination of this Parent Guaranty and the Parent Guarantor hereby expressly waives any and all defenses now or hereafter arising or asserted by reason of: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Debt or any part thereof or any agreement relating thereto (other than any agreement between the Agents or the Lenders and the Parent Guarantor specifically modifying or amending the terms of this Parent Guaranty) at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Debt or any part thereof;
(e) the unenforceability or invalidity of the Guaranteed Debt or any part thereof or the lack of genuineness, unenforceability or invalidity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Parent Guaranty even though an Agent, a Lender or an Interest Rate Hedge Provider might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Parent Guaranty; (g) any disability or other defense of any of the Company or any other guarantor with respect to the Guar-anteed Debt or any part thereof; (h) the unenforceability or invalidity of any security or guaranty for the Guaranteed Debt or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Debt; (i) the cessation for any cause whatsoever of the liability of any of the Company or any other guarantor with respect to the Guaranteed
Debt or any part thereof (other than by reason of the full payment and performance of all Guaranteed Debt); (j) any failure of the Administrative
Agent to marshall assets in favor of the Parent Guarantor or any other
Person; (k) any failure of the Administrative Agent to give notice of sale or other disposition to the Parent Guarantor or any defect in any notice that may be given in connection with any sale or disposition; (l) any act or omission of any Agent, any Lender or any Interest Rate Hedge Provider or others that directly or indirectly results in or aids the discharge or release of any of the Company or any other guarantor with respect to the Guaranteed Debt or any part thereof or the Guaranteed Debt or any other security or guaranty therefor by operation of law or otherwise; (m) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligations; or (n) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent Guarantor, all whether or not the Parent Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph.

          4. ABSOLUTE GUARANTY. The obligations of the Parent Guarantor under this Parent Guaranty are absolute, irrevocable and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, without limitation:
(a) any action or inaction by any Agent, any Lender or any Interest Rate Hedge Provider contemplated in Section 3 of this Parent Guaranty; or (b) the existence of any other guaranties of the Guaranteed Debt, whether or not such other guaranties have been acted upon in any way. This Parent Guaranty is a primary obligation of the Parent Guarantor.

          5. WAIVER OF RIGHTS OF SUBROGATION, ETC. The Parent Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other guarantor with respect to the Guaranteed Debt or any part thereof that arise from the existence, payment, performance or enforcement of the Parent Guarantor's obligations under this Parent Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of any Agent, any Lender or any Interest Rate Hedge Provider against the Company or any other guarantor with respect to the Guaranteed Debt or any part thereof or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company or any other guarantor with respect to the Guaranteed Debt or any part thereof, directly or indirectly, in cash or other property or by set- off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence and the Guaranteed Debt shall not have been paid in cash in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Agents, the Lenders and any Interest Rate Hedge Providers, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guaranteed Debt, whether matured or unmatured.
The Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and the Rate Hedging Agreements and that the waiver set forth in this Section is knowingly made in contemplation of such benefits. The Parent Guarantor waives any benefit of the collateral, if any, which may from time to time secure the Guaranteed Debt or any part thereof and authorizes the Agents and the Lenders to take any action or exercise any remedy with respect thereto, which the Agents and the Lenders in their sole discretion shall determine, without notice to the
Parent Guarantor.   In the event the Agents or the Lenders in its or their sole discretion elect to give notice of any action with respect to the collateral, if any, securing the Guaranteed Debt or any part thereof, ten days' written notice mailed to the Parent Guarantor by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice.

          6. REPRESENTATIONS AND WARRANTIES OF THE PARENT GUARANTOR. The Parent Guarantor makes the following representations, warranties and agreements:

               (a) The Parent Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

               (b) The Parent Guarantor has the corporate power and authority and legal right to execute and deliver this Parent Guaranty and to perform its
obligations hereunder.   The execution and delivery by the Parent Guarantor of
this Parent Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Parent Guaranty constitutes the legal, valid and binding obligation of such Parent Guarantor enforceable against such Parent Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

               (c) Neither the execution and delivery by the Parent Guarantor of this Parent Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Parent Guarantor or its articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which such Parent Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of such Parent Guarantor pursuant to the terms of any such indenture, instrument or agreement, except any violation, default or Lien which would not have a material adverse effect on the business, properties, financial condition or results of operations of the
Company and its Subsidiaries, taken as a whole.   No order, consent, approval,
license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Parent Guaranty, other than the filing, within the period established by applicable law, of this Parent Guaranty with the FCC.

               (d) The Guaranteed Debt constitutes Senior Debt under the Senior Subordinated Note Indenture.

          7. CONTINUING GUARANTY, ETC. This Parent Guaranty shall remain in full force and effect until the indefeasible payment in full of all of the
Guaranteed Debt.    No failure or delay on the part of any Agent, any Lender or any Interest Rate Hedge Provider in exercising any right, power or privilege hereunder and no course of dealing between the Parent Guarantor, any other guarantor with respect to the Guaranteed Debt or any part thereof, any Agent, any Lender or any Interest Rate Hedge Provider or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent, any Lender or any Interest
Rate Hedge Provider or the holder of any Note would otherwise have.   No notice
to or demand on the Parent Guarantor in any case shall entitle the Parent Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, any Lender or any Interest Rate Hedge Provider or the holder of any Note to act in any circumstances without notice or demand. Credit may be granted or continued from time to time by any Lender or any Interest Rate Hedge Provider to the Company without notice to or authorization from the Parent Guarantor regardless of the Company's financial or other condition at the time of any such grant or continuation. Neither any Agent, any Lender nor any Interest Rate Hedge Provider shall have any obligation to disclose or discuss with the Parent Guarantor its assessment of the financial condition of the Company.

          8. COVENANTS OF THE PARENT GUARANTOR. The Parent Guarantor covenants and agrees that until the Aggregate Commitment has been terminated, all Letters of Credit have expired or been terminated and the Obligations have been indefeasibly paid in full:

               (a) CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE AND LICENSES. The Parent Guarantor will cause the Company and each of its Subsidiaries to carry on and conduct their businesses in compliance with the terms of the Loan Documents.

               (b) PRESERVATION OF EXISTENCE. The Parent Guarantor shall preserve and maintain its corporate existence in the State of Ohio; provided, however, that the Parent Guarantor may merge, solely for the purpose of changing the state of its incorporation from Ohio to Delaware, into a Delaware corporation formed by the Parent Guarantor; provided further that (i) the Parent Guarantor shall deliver to the Administrative Agent all consents, approvals, resolutions, charter documents, certificates and other documents requested by the Administrative Agent, (ii) the Parent Guarantor agrees to notify the Administrative Agent at least two Business Days prior to the consummation of any such merger and (3) the Parent Guarantor confirms and agrees that all references to the "Parent", the "Parent Guarantor" or "Jacor Communications, Inc." in any Loan Document shall be, upon consummation of any such merger, references to Jacor Communications, Inc., a Delaware corporation. The Parent Guarantor shall preserve and maintain all authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits or registrations from any Governmental Authority that are necessary for the transaction of its business, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its business.

               (c) COMPLIANCE WITH LAWS. The Parent Guarantor will comply with all laws (including, without limitation, the Communications Act), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws and all rules and regulations promulgated by the FCC and all FCC authorizations, except where the failure to so comply would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Parent Guarantor and its Subsidiaries, taken as a whole, and would not result in the loss, cancellation, rescission, termination or revocation of any broadcast license granted to the Company or any of its Subsidiaries by the FCC.

               (d) FCC LICENSES. The Parent Guarantor shall not obtain, hold or be licensee under any FCC Broadcast Station License.

               (e) INSPECTION, ETC. The Parent Guarantor will permit the Administrative Agent and any Lender, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Parent Guarantor, to examine and (except in the case of confidential information relating to the Parent Guarantor's relationship with third parties) make copies of the books of accounts and other financial records of the Parent Guarantor, and to discuss the affairs, finances and accounts of the Parent Guarantor with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as any Lender may designate by reasonable prior notice to the Parent Guarantor. The Parent Guarantor shall provide to the Administrative Agent such appraisals of the Parent Guarantor's properties as the Administrative Agent or any Lender is required to obtain by any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and any rules promulgated to implement such provisions.

               (f) ASSETS. The Parent Guarantor shall not own any assets other than the capital stock of each of its Subsidiaries and any immaterial assets of the Parent Guarantor necessary for corporate administrative purposes.

               (g) INDEBTEDNESS. The Parent Guarantor will not create, incur or suffer to exist any Indebtedness other than (i) Indebtedness under the Loan Documents to which the Parent Guarantor is a party, (ii) pursuant to zero coupon unsecured notes of the Parent Guarantor which notes are convertible into shares of common stock of the Parent Guarantor and have a maturity date no earlier than June 12, 2011, and with respect to which there is no obligation to make any payment in cash prior to the maturity of such notes; PROVIDED that any such

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notes shall be issued pursuant to terms which are substantially similar to those of the Liquid Yield Option Notes which are issued pursuant to terms acceptable to the Agents or such other terms which shall be acceptable to the Agents or
(iii) the Guaranty of the Parent Guarantor permitted pursuant to Section 8(i) hereof.

               (h) FINANCIAL REPORTING. The Parent Guarantor will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with Generally Accepted Accounting Principles, and furnish to the Administrative Agent and the Lenders:

                    (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants of nationally recognized standing, acceptable to the Administrative Agent, prepared in accordance with Generally Accepted Accounting Principles on a consolidated basis for the Parent Guarantor and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements (consolidated only), setting forth in comparative form the figures for the previous fiscal year, and a statement of cash flows (consolidated only), accompanied by (i) a letter from said accountants substantially in the form of Exhibit L to the Credit Agreement and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                    (ii) Within 30 days after the end of each calendar month, for the Parent Guarantor and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such month and consolidated profit and loss statements for such month and for the period from the beginning of the Parent Guarantor's fiscal year to the end of such month, in each case prepared in accordance with Generally Accepted Accounting Principles and setting forth in comparative form the corresponding figures for the comparable periods in the preceding fiscal year, for the period from the beginning of such fiscal year to the end of such month, all certified by the Parent Guarantor's Treasurer or Chief Financial Officer and prepared in accordance with Generally Accepted Accounting Principles, except with respect to the unaudited balance sheets which are not adjusted to reflect (1) the carrying value of barter receivables and barter payables in accordance with FASB No. 63 and (2) the classification of outstanding debt between short term and long term. In addition, such statements will not include footnotes.

                    (iii) Within 180 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Parent Plan, certified as correct by an Authorized Officer of the Parent Guarantor.

                    (iv) As soon as possible and in any event within five Business Days after an Authorized Officer of the Parent Guarantor learns
     (i) that any Re-
     portable Event has occurred with respect to any Parent Plan or (ii) that any Reportable Event has occurred with respect to any Plan other than a Parent Plan and, in the exercise of such officer's good faith judgment, such officer determines that such Reportable Event is reasonably likely to result in payment by the Parent Guarantor and its Subsidiaries in excess of $4,000,000, in each such case, a statement, signed by the Chief Financial Officer of the Parent Guarantor, describing said Reportable Event and the action which the Parent Guarantor or the ERISA Affiliate (if applicable) proposes to take with respect thereto.

                    (v) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

               (i) GUARANTIES. The Parent Guarantor will not make or suffer to exist any Guaranty (including, without limitation, any Guaranty of the obligations of a Subsidiary of the Parent Guarantor), except Guaranties arising under this Parent Guaranty and a senior subordinated Guaranty pursuant to, and subject to the subordination provisions of, the Senior Subordinated Notes and the Senior Subordinated Note Indenture.

               (j) LIENS. The Parent Guarantor will not create, incur, or suffer to exist any Lien in, of or on any of the property or assets of the Parent Guarantor except for Liens in favor of the Administrative Agent and the Lenders created pursuant to the Collateral Documents.

               (k) TAXES. The Parent Guarantor will pay, before they become delinquent, all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles.

               (l) SALE OF CAPITAL STOCK OF THE COMPANY. The Parent Guarantor shall not sell, transfer or otherwise dispose of any of the capital stock of the Company.

               (m) MANAGEMENT FEES. The Parent Guarantor will not pay or become obligated to pay, any management or other similar fee to Z/C or any of its Affiliates (other than reasonable and customary fees for services actually rendered by professionals).

               (n) CERTAIN AGREEMENTS. The Parent Guarantor shall not enter into any agreement (other than the Loan Documents) which restricts the ability of the Parent Guarantor to (i) enter into amendments, modifications or waivers of the Loan Documents, (ii) sell, transfer or otherwise dispose of its assets,
(iii) create, incur, assume or suffer to exist any Lien upon any of its property, (iv) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (v) make any Restricted Payment.

               (o) USE OF PROCEEDS OF DIVIDENDS. The Parent Guarantor shall not use or apply any proceeds from any dividends which the Parent Guarantor receives from the Company, and the use of which is restricted by the terms of the Credit Agreement, in violation of any of the terms of the Credit Agreement.

               (p) AMENDMENT TO OTHER AGREEMENTS. The Parent Guarantor shall not amend, restate or otherwise modify or waive any provision of the Liquid Yield Option Note Documents, the Senior Subordinated Note Documents or the Parent Contribution Documents without the prior written consent of the Administrative Agent and the Required Lenders.

               (q) ANNUAL CAPITAL CONTRIBUTION. In the event that the Parent Guarantor receives any Annual Management Fees from the Company, the Parent Guarantor shall (a) contribute to the capital of the Company the full amount of all cash payments of, and any other assets distributed to the Parent Guarantor with respect to, Annual Management Fees within three Business Days after the Parent Guarantor receives any such cash payment or other assets, and (b) the Parent Guarantor shall direct the Company to directly deposit all cash payments of Annual Management Fees in the Parent Account and all such cash payments shall remain in the Parent Account until they are contributed to the capital of the Company. All amounts in the Parent Account shall be and remain subject to the Parent Account Assignment.

               (r) NOTICE OF DEFAULT, LITIGATION ETC. The Parent Guarantor will, (a) within two (2) Business Days after an Authorized Officer of the Parent Guarantor or the Company learns of the occurrence or existence thereof, give notice in writing to the Administrative Agent of the occurrence of any Default or Unmatured Default and (b) within five (5) Business Days after an Authorized Officer of the Parent Guarantor or the Company learns of the occurrence or existence thereof, give notice to the Administrative Agent in writing of (i) any litigation or other development (other than the issuance or adoption of any new federal, state or local statute, regulation or ordinance or any other development affecting the broadcasting industry generally), financial or otherwise, which is reasonably likely to materially adversely affect the business, properties, financial condition or results of operations of the Parent Guarantor, the Company and its Subsidiaries, taken as a whole, or which is reasonably likely to adversely affect the ability of the Parent Guarantor, the Company or any of its Subsidiaries to repay the Obligations as and when due or perform any of their other respective obligations under the Loan Documents or
(ii) the receipt by the Parent Guarantor, the Company or any of its Subsidiaries of any notice from any federal, state or local governmental or regulatory body or authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any license granted by the FCC or any other license now or hereafter held by the Company or any of its Subsidiaries which is required to operate any of the Radio Stations or Television Stations in compliance with all applicable laws and regulations.

          9. SUCCESSORS, ASSIGNS. This Parent Guaranty shall be binding upon the Parent Guarantor and its successors and assigns and shall inure to the benefit of the Lenders, the Agents and any Interest Rate Hedge Providers and their respective successors and assigns, PROVIDED, HOWEVER, that the Parent Guarantor may not transfer, or otherwise assign, any of its obligations hereunder without the prior written consent of the Lenders.

          10. AMENDMENT, WAIVER. Neither this Parent Guaranty nor any provision hereof may be amended, waived, discharged or terminated except as provided in Section 8.2 of the Credit Agreement.

          11. REINSTATEMENT. This Parent Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any of the Agents, the Lenders or any Interest Rate Hedge Provider and applied in respect of the Guaranteed Debt is rescinded or must otherwise be restored or returned by any of the Agents, the Lenders or any Interest Rate Hedge Provider upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Parent Guarantor, the Company or any other guarantor with respect to the Guaranteed Debt or any part thereof or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Parent Guarantor, the Company or any other guarantor with respect to the Guaranteed Debt or any part thereof or any substantial part of their respective assets, or otherwise, all as though such payments had not been made.

          12. CREDIT AGREEMENT. The Parent Guarantor acknowledges that an executed (or conformed) copy of the Credit Agreement has been made available to its principal executive officers and such officers are familiar with the contents thereof.

          13. SETOFF, ETC. In addition to, and without limitation of, any rights of the Lenders and any Interest Rate Hedge Providers under applicable law, if the Company becomes insolvent, however evidenced, or any Default exists, any indebtedness from any Lender or any Interest Rate Hedge Provider to the Parent Guarantor (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the obligations owing to such Lender or Interest Rate Hedge Provider, whether or not the Guaranteed Debt, or any part thereof, shall then be due.

          14. NOTICES. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Article XIII of the Credit Agreement; PROVIDED that, for this purpose, the address of the Parent Guarantor shall be the one specified opposite its signature below.

          15. LIMITATION OF LIABILITY. No claim may be made by the Parent Guarantor or any other Person against any Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by the Credit Agreement, this Parent Guaranty or any other Transactions, or any act, omission or event occurring in connection therewith; and the Parent Guarantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor and the Parent Guarantor agrees to notify each Agent and each Lender, as applicable, of any such claim promptly upon learning of any such claim.

          16. LIABILITY OF AGENTS, LENDERS, INTEREST RATE HEDGE PROVIDERS, ETC. If any claim is ever made upon any Agent, any Lender and Interest Rate Hedge Provider or the holder of any Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Debt and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Company), then and in such event the Parent Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Company, and the Parent Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          17. CHOICE OF LAW; CONSENT TO JURISDICTION. THIS PARENT GUARANTY AND THE PARENT PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE PARENT GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PARENT GUARANTY OR THE PARENT PLEDGE AGREEMENT AND THE PARENT GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

          18. EXPENSES. The Parent Guarantor agrees to pay all reasonable costs, fees and expenses (including reasonable attorneys' fees and time charges and attorneys for the Agents, the Lenders and any Interest Rate Hedge Providers, which attorneys may be employees of any Agent, any Lender and any Interest Rate Hedge Providers) incurred by the Agents, the Lenders and any Interest Rate Hedge Providers in collecting or enforcing the Parent Guarantors' obligations under this Parent Guaranty.

          19. LOAN DOCUMENT. This Parent Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

          20. SECTION CAPTIONS. Section captions used in this Parent Guaranty are for convenience of reference only and shall not affect the construction of this Parent Guaranty.

          21. SEVERABILITY. Wherever possible each provision of this Parent Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Parent Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of

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such provision or the remaining provisions of this Parent Guaranty.

          22. WAIVER OF JURY TRIAL. EACH OF THE PARENT GUARANTOR AND THE ADMINISTRATIVE AGENT BY ITS ACCEPTANCE HEREOF HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PARENT GUARANTY. THE PARENT GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS TO ENTER INTO THE CREDIT AGREEMENT AND ANY INTEREST RATE HEDGE PROVIDERS TO ENTER INTO RATE HEDGING AGREEMENTS.


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           IN WITNESS WHEREOF, the Parent Guarantor has caused this Parent
Guaranty to be executed and delivered as of the date first above written.

                                   JACOR COMMUNICATIONS, INC.



                                   By:/s/ R. Christopher Weber
                                      ------------------------------------------
Name:     R. Christopher Weber
Title:    Sr. Vice President

                                   1300 PNC Center
                                   201 East Fifth Street
                                   Cincinnati, Ohio  45202
                                   Facsimile:  (513) 621-6087
                                   Attention:  R. Christopher Weber